UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

National Home Health Care Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12927 (Commission File No.)	22-2981141 (IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 722-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into A Material Definitive Agreement.

     On September 24, 2007, the Board of Directors of National Home Health Care Corp. (the “Company”) agreed to extend the existing employment agreement dated November 1, 2001 between the Company and Frederick H. Fialkow, the Company’s Chairman of the Board of Directors, for a period of one year beginning November 1, 2007, subject to earlier termination by the Company upon the consummation of the previously announced merger between the Company and affiliates of Angelo Gordon & Co. or under such other circumstances, and on the same terms and conditions, as are contained in Mr. Fialkow’s existing employment agreement, which is further described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 23, 2005.

Item 8.01.      Other Events.

     On September 25, 2007, the Company issued a press release, announcing, among other things, that its Board of Directors declared a quarterly cash dividend of $0.175 per share on its Common Stock. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

     (d)             Exhibits.

99.1	Press Release dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2007	NATIONAL HOME HEALTH CARE CORP. /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number     Description

99.1      Press Release dated September 25, 2007.